EXHIBIT 31.3

CHIEF EXECUTIVE OFFICER CERTIFICATION PURSUANT TO 17 CFR 240.13a-14(a) / 15d-14(a)

I, Kenneth J. Mahon, certify that:

1.   I have reviewed this annual report on Form 10-K/A of Dime Community Bancshares, Inc.; and

2.   Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	November 2, 2018

/s/KENNETH J. MAHON

Kenneth J. Mahon
President and Chief Executive Officer